SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                               (Amendment No. [ ])


Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the Appropriate Box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Under Rule 14a-12


                               NUTRITION 21, INC.
            ---------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                  ---------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ ]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         (2) Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         (4) Proposed maximum aggregate value of transaction:

         (5) Total fee paid:


[ ] Fee paid previously with preliminary materials:


[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount Previously paid:

         (2) Form, Schedule or Registration Statement No.:

         (3) Filing Party:

         (4) Date Filed

                               NUTRITION 21, INC.
                   NOTICE OF AN ANNUAL MEETING OF SHAREHOLDERS

      Notice is hereby given that the Annual Meeting of Shareholders of Nutrition 21, Inc. (the "Company") will be held at the Union League Club, 38 East 37th Street, New York, New York, at 10:00 A.M. on November 3, 2005 for the following purposes as set forth in the accompanying Proxy Statement:

      1.    To elect seven directors;

      2. To ratify the selection and appointment by the Company's Board of Directors of J. H. COHN LLP, as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2006; and

      3. To transact such other business as may properly come before the meeting or any adjournments thereof.

      Holders of record of the Company's Common Stock at the close of business on September 16, 2005 will be entitled to vote at the meeting.


                                            By Order of the Board of Directors


                                            BENJAMIN T. SPORN,
                                            Secretary


Dated:  September 30, 2005

                               NUTRITION 21, INC.
                              4 Manhattanville Road
                            Purchase, New York 10577

                              --------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON NOVEMBER 3, 2005

                                 PROXY STATEMENT

      This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of proxies to be voted at the Annual Meeting of Shareholders of Nutrition 21, Inc. (the "Company") to be held at the Union League Club, 38 East 37th Street, New York, New York, at 10:00 A.M. on November 3, 2005, and at any adjournments thereof. The shares represented by proxies that are received in the enclosed form and properly filled out will be voted in accordance with the specifications made thereon. In the absence of specific instructions, proxies will be voted in accordance with the recommendations made herein with respect to the proposals described in this Proxy Statement. This Proxy Statement and the accompanying materials are being mailed on or about September 30, 2005.

Record Date

      Shareholders of record at the close of business on September 16, 2005, are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. As of September 16, 2005, the Company's voting securities outstanding totaled 38,405,413 shares of Common Stock. Each holder of Common Stock is entitled to one vote for each share held by such holder.

Quorum

      The presence at the meeting, in person or represented by proxy, of a majority of the outstanding shares entitled to vote at the meeting will constitute a quorum for the transaction of business. If a share is deemed present at the meeting for any matter, it will be deemed present for all matters. Proxies submitted which contain abstentions or broker non-votes will be deemed present at the meeting in determining the presence of a quorum.

Right to Revoke Proxies

      Proxies may be revoked by shareholders by written notice received by the Secretary of the Company at the address set forth above, at any time prior to the exercise thereof.

                                   PROPOSAL 1

                              ELECTION Of DIRECTORS

      It is the intention of the persons named in the enclosed form of proxy, unless such proxy specifies otherwise, to nominate and to vote the shares represented by such proxy for the election of the nominees listed below to hold office until the next Annual Meeting of Shareholders and until their respective successors shall have been duly elected and qualified. The Company has no reason to believe that any of the nominees will become unavailable to serve as directors for any reason before the Annual Meeting. However, in the event that any of them shall become unavailable, the person designated as proxy reserves the right to substitute another person of his/her choice when voting at the Annual Meeting. Certain information regarding each nominee is set forth in the table and text below. The number of shares, if any, beneficially owned by each nominee is listed below under "Principal Shareholders and Share Ownership of Directors and Officers."

      The directors serve for a term of one year and until their successors are duly elected and qualified. On April 7, 2005, Robert E. Pollack resigned as a director of the Company, and John L. Cassis was elected a director. The Board of Directors held five meetings in the fiscal year ended June 30, 2005. During the fiscal year ended June 30, 2005, each member of the Board of Directors attended at least 75% or more of the Board meetings and meetings of each Committee of the Board on which the Director serves. The Company does not have a policy requiring incumbent directors and director nominees to attend the Company's annual meeting of shareholders. All incumbent directors other than Audrey T. Cross and Robert
E. Pollack, attended last year's annual meeting.

      There are no family relationships among directors, nominees or executive officers, except that Paul Intlekofer who is an executive officer of the Company, is a first cousin to Gail Montgomery, President and Chief Executive Officer. There are no arrangements or understandings between any director, nominee or executive officer and any other person pursuant to which any director, nominee or executive officer was selected as such.

      All of the nominees are currently serving as directors. The name, age and term of office as director of each nominee for election as director and his or her present position(s) with the Company and other principal affiliations are set forth below.

Director Independence

      The Board of Directors has determined that each of P. George Benson, PhD; John L. Cassis, Warren D. Cooper, MD; Audrey T. Cross, PhD; John H. Gutfreund; and Marvin Moser, MD, is an "independent director" as defined in Rule 4200(a)(15) of the listing standards of the National Association of Securities Dealers.

Name and Age of
Nominee for Election                Director Since            Position(s)
--------------------                --------------            -----------
P. George Benson, PhD (59)               1998             Dean, Terry College of Business,
                                                          University of Georgia

John L. Cassis (57)                      2005             Managing Partner, Cross Atlantic Partners

Warren D. Cooper, MD (52)                2002             President and Chief Executive Officer
                                                          Prism Pharmaceuticals, Inc.

Audrey T. Cross, PhD (60)                1995             Associate Clinical Professor, School of
                                                          Public Health, Columbia University

John H. Gutfreund (75)                   2000             Senior Advisor, C. E.
                                                          Unterberg, Towbin, and President, Gutfreund &
                                                          Company, Inc.

Gail Montgomery (52)                     2000             President and Chief Executive Officer
                                                          Nutrition 21, Inc.

Marvin Moser, MD (81)                    1997             Clinical Professor of Medicine, Yale
                                                          University School of Medicine

      Gail Montgomery has been President, Chief Executive Officer and a Director of the Company since September 29, 2000. From July 1999 to September 2000, she served the Company in various capacities, most recently as Vice President and General Manager. From November 1998 to July 1999, Ms. Montgomery was President of Health Advantage Consulting, a consulting firm, which provided strategic planning, new product introduction, and market development services to the nutrition industry. From 1992 to 1998, she worked for Diet Workshop, a diet franchise network, most recently as President and CEO. From 1979 to 1992, Ms. Montgomery served in various capacities in the health and fitness sector. She received a BA in communications from Douglas College of Rutgers University.

      John H. Gutfreund was elected a Director of the Company in February 2000 and Chairman of the Board in October 2001. Mr. Gutfreund is Senior Advisor, C.
E. Unterberg, Towbin, investment bankers, and President of Gutfreund & Company, Inc., a New York-based financial consulting firm that specializes in advising select corporations and financial institutions in the United States, Europe and Asia. He is the former chairman and chief executive officer of Salomon Inc., and past vice chairman of the New York Stock Exchange and a past board member of the Securities Industry Association. Mr. Gutfreund is active in the management of various civic, charitable, and philanthropic organizations, including the New York Public Library, Montefiore Medical Center, The Brookings Institution, Council on Foreign Relations, Honorary Trustee, Oberlin (Ohio) College, and Chairman Emeritus and Board member of the Aperture Foundation. Mr. Gutfreund is also a director of AccuWeather, Inc., Compudyne Corporation, Evercel Inc., GVI Security Solutions, Inc., LCA-Vision, Inc., Maxicare Health Plans, Inc., and The Universal Bond Fund. He received a BA from Oberlin College.

      P. George Benson, PhD, was elected a Director of the Company in July 1998. Dr. Benson is Dean of the Terry College of Business and holds the Simon S. Selig, Jr. Chair for Economic Growth at the University of Georgia. Dr. Benson was previously the Dean of Rutgers Business School at Rutgers University and a professor of decision sciences at the Carlson School of Management of the University of Minnesota. In 1996, Business News New Jersey named Dr. Benson one of New Jersey's "Top 100 Business People." In 1997, he was appointed to a three-year term as one of nine judges for the Malcolm Baldrige National Quality Award. In 2004, the U.S. Secretary of Commerce appointed him to the Board of Overseers for the Baldrige National Quality Award, and, in 2005, appointed him chairman of the Board of Overseers. Earlier in his career, Dean Benson worked in personnel planning for the Army Security Agency and in information systems for Bell Telephone Laboratories. Dean Benson serves on the boards of directors of AGCO, Inc. and Crawford & Company. He received a BS in mathematics from Bucknell University and a PhD in business from the University of Florida.

      John L. Cassis was elected a Director of the Company in April 2005. Mr. Cassis is a Managing Partner of Cross Atlantic Partners, a healthcare venture capital firm, a position he has held since joining the firm in 1994. He was formerly a Director of Salomon Brothers Venture Capital, which he joined in 1986 and headed from 1990 to 1994. From 1981 to 1986, he was President of Tower Hall, a development banking company he founded. From 1976 to 1981, he was a Managing Director of Ardshiel Associates, Inc., a merchant bank. In 1972, Mr. Cassis joined Johnson & Johnson ("J&J"), where he had direct operating experience, founded the J&J Development Corporation, that firm's venture capital arm, and was J&J's Manager of Acquisitions. He served on the boards of directors of many companies, including IMPATH, Inc. (Chairman), Dome Imaging Systems, Inc. (Chairman), ILEX Oncology, Inc. and NOMOS Corporation, and currently holds directorships in Medivance, Inc., Galt Associates, Inc., Eximias Pharmaceutical Corp., and Medco Health Solutions. Mr. Cassis received a BA from Harvard University and an MBA from the Harvard Business School.

      Warren D. Cooper, MD was elected a Director of the Company in April 2002. Dr. Cooper has been President and CEO of Prism Pharmaceuticals, Inc., a privately held specialty pharmaceutical company that commercializes products for the treatment of cardiovascular disease, since September 2004. From 1999 to 2004, Dr. Cooper was president of Coalescence, Inc., a consultancy focused on business and product development for the pharmaceutical and healthcare industries. From 1995 to 1999, Dr. Cooper was the business unit leader of Cardiovascular Business Operations at AstraZeneca Pharmaceuticals LP. For three years before that he was executive director of the Medical Affairs & Drug Development Operations in the Astra/Merck Group of Merck & Co. Over a five-year period from 1987 to 1992, Dr. Cooper served as executive director for Worldwide Clinical Research Operations and as senior director for Clinical Research Operations (Europe) at Merck Research Laboratories. He was with Merck, Sharp & Dohme, U.K., from 1980 to 1987, first as a clinical research physician and later as director of medical affairs. Dr. Cooper is a member of the Medical Advisory Board of Zargis Medical Corp. (a Siemens joint venture). He also holds memberships in the American Association of Pharmaceutical Physicians, the American Society of Hypertension and the International Society of Hypertension. He received a BSc. in physiology and an MB BS (U.K. equivalent to U.S. MD) from The London Hospital Medical College, University of London.

      Audrey T. Cross, PhD, was elected a Director of the Company in January 1995. Dr. Cross has been Associate Clinical Professor at the Institute of Human Nutrition at the School of Public Health of Columbia University since 1988. She also works as a consultant in the areas of nutrition and health policy. She has served as a special assistant to the United States Secretary of Agriculture as Coordinator for Human Nutrition Policy and has worked with both the United States Senate and the California State Senate on nutrition policy matters. She received a BS in dietetics, a Master of Public Health in nutrition and a PhD from the University of California at Berkeley, and a JD from the Hastings College of Law at the University of California at San Francisco.

      Marvin Moser, MD was elected a Director of the Company in October 1997. He is Clinical Professor of Medicine at Yale and was Senior Medical Consultant at the National High Blood Pressure Education Program of the National Heart, Lung and Blood Institute from 1974 to 2002. Dr. Moser's work has focused on various approaches to the prevention and treatment of hypertension and heart disease. He has published extensively on this subject with over 500 publications. He has authored or contributed to more than 30 books and numerous physician and patient education programs. He has served as chairman or a member of numerous national committees that have established guidelines for the management of hypertension and cardiovascular disease. He is editor-in-chief of the Journal of Clinical Hypertension. Dr. Moser is also a member of the Board of The Third Avenue Value Funds and the Trudeau Institute. He received a BA from Cornell University and an MD from Downstate University College of Medicine.


Executive Officers

The name, age and position(s) of each executive officer of the Company are:

           Name                              Position(s)
           ----
Gail Montgomery (52)    President, Chief Executive Officer and Director

Paul Intlekofer (37)    Chief Financial Officer and Senior Vice President,
                        Corporate Development

                          ----------------------------

      Officers of the Company serve at the pleasure of the Board of Directors subject to any contracts of employment. See the biographical descriptions under "Election of Directors" for additional information on Ms. Montgomery.

      Paul Intlekofer was elected Chief Financial Officer and Senior Vice President, Corporate Development, on January 17, 2003. From June 2002 to January 2003, he served the Company in varying capacities. From September 2001 to June 2002, Mr. Intlekofer was Senior Vice President of Planit, Inc., which provided strategic planning, capital formation, M&A, marketing and new product development services to the healthcare and financial industries. From 1998 to 2001 he was Senior Vice President of Corporate Development for Rdental LLC, the exclusive technology alliance of the American Dental Association and oral health content provider of WebMD. From 1995 to 1997 he was Director of Strategic Operations/Business Development for

Doctors Health, a practice management and health insurance company. Early in his career, he practiced corporate and securities law for Venable, Baetjer & Howard. Mr. Intlekofer received his MBA and Juris Doctor from the University of Maryland and BA from the Johns Hopkins University.

Voting

      Directors will be elected by a plurality of the votes cast.

EXECUTIVE COMPENSATION

      The following table sets forth the compensation paid or accrued by the Company during the periods indicated for (i) the chief executive officer during fiscal year 2005 and (ii) certain other persons that served as executive officers in fiscal year 2005 whose total annual salary and bonus was in excess of $100,000.

                        SUMMARY COMPENSATION TABLE (1)(2)
=========================================================================================================================
                                                                                          Long-Term         All Other
Name and Principal Position                         Annual Compensation                  Compensation     Compensation

                                       ----------------------------------------------- ----------------- ----------------

                                           Period            Salary          Bonus        Securities         ($)
                                                              ($)             ($)         Underlying
                                                                                         Options/SARs
                                                                                             (#)
-------------------------------------- ---------------- ----------------- ------------ ----------------- ----------------
Gail Montgomery, President,
Chief Executive Officer and Director   7/1/02 - 6/30/03      275,000                      1,175,000
                                       ---------------- ----------------- ------------ ----------------- ----------------
                                       7/1/03 - 6/30/04      296,153 (4)
                                       ---------------- ----------------- ------------ ----------------- ----------------
                                       7/1/04 - 6/30/05      321,154       25,000
-------------------------------------- ---------------- ----------------- ------------ ----------------- ----------------
Paul Intlekofer, Chief Financial
Officer and Senior Vice President,     7/1/02 - 6/30/03      190,731                      1,050,000       37,350 (3)
Corporate Development                  ---------------- ----------------- ------------ ----------------- ----------------
                                       7/1/03 - 6/30/04      219,135       10,000
                                       ---------------- ----------------- ------------ ----------------- ----------------
                                       7/1/04 - 6/30/05      244,901       50,000
-------------------------------------- ---------------- ----------------- ------------ ----------------- ----------------
Benjamin T. Sporn, Vice President,
General Counsel and Secretary (5)      7/1/02 - 6/30/03      207,500                        225,000
                                       ---------------- ----------------- ------------ ----------------- ----------------
                                       7/1/03 - 6/30/04      194,908
                                       ---------------- ----------------- ------------ ----------------- ----------------
                                       7/1/04 - 6/30/05       96,923                                      75,000 (6)
=========================================================================================================================

(1) The above compensation does not include the use of an automobile and other personal benefits, the total value of which do not exceed as to any named officer or director, the lesser of $50,000 or 10% of such person's annual salary and bonus.

(2) Pursuant to the regulations promulgated by the Securities and Exchange Commission (the "Commission"), the table omits a number of columns reserved for types of compensation not applicable to the Company.

(3) Fees earned in a consulting capacity during fiscal year 2003.

(4) Includes $25,000 of deferred compensation.

(5) During fiscal year 2005, Mr. Sporn's status changed from employee to consultant.

(6) Fees earned in a consulting capacity during fiscal year 2005.

None of the individuals listed above received any long-term incentive plan awards during the fiscal year.

Employment and Consulting Agreements


      The Company entered into a four-year agreement with Benjamin Sporn effective as of September 1, 2002, which provides for his services as Senior Vice President, General Counsel, and Secretary as an employee during the first two years of the term, and as General Counsel as a consultant during the balance of the term. Mr. Sporn's salary and fees will be $207,500, $225,000, $150,000 and $100,000 in successive years under the agreement, plus performance bonuses based on achieving defined revenue targets. Mr. Sporn is also entitled to additional payments equal to two years' salary if his employment is terminated without cause before the agreement expires. If Mr. Sporn's employment is terminated or he resigns within six months after a change of control (as defined) the Company will pay to him 2.99 times his annual salary and previous year's bonus plus certain gross-ups, but these payments will be reduced to the extent necessary to prevent the application of Section 280G of the Internal Revenue Code.

      The following tables set forth information with regard to options granted during the fiscal year (i) to the Company's Chief Executive Officer, and (ii) to other officers of the Company named in the Summary Compensation Table.

                    OPTION/SAR GRANTS IN LAST FISCAL YEAR (1)

------------------------------------------------------------------------------------- -------------------------------

                                                                                      Potential Realizable Value At
                              Individual Grants                                       Assumed Annual Rates Of Stock
                                                                                      Price Appreciation For Option
                                                                                      Term
------------------------------------------------------------------------------------- -------------------------------
                         Number Of       Percent Of Total
                         Securities        Options/SARs      Exercise
                         Underlying         Granted To       or Base
                        Options/SARs       Employees In       Price      Expiration
      Name               Granted (#)        Fiscal Year       ($/Sh)        Date          5% ($)         10% ($)
--------------------- ----------------- ------------------- ----------- ------------- --------------- ---------------
Paul Intlekofer              0                  0%              --           --             --              --
--------------------- ----------------- ------------------- ----------- ------------- --------------- ---------------
Gail Montgomery              0                  0%              --           --             --              --
--------------------- ----------------- ------------------- ----------- ------------- --------------- ---------------
Benjamin T. Sporn            0                  0%              --           --             --              --
--------------------- ----------------- ------------------- ----------- ------------- --------------- ---------------

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

---------------------------------------------------------------------------------------------------------------------
                                Individual Grants
---------------------------------------------------------------------------------------------------------------------
         Name               Shares      Value            Number of Unexercised             Value of Unexercised
                         Acquired on    realized      Options/SARs at FY-End (#)       In-the-Money Options/SARs at
                         Exercise (#)      ($)                                                    FY-End
                                                   ---------------------------------- -------------------------------
                                                       Exercisable     Unexercisable    Exercisable    Unexercisable
----------------------- --------------- ---------- ---------------- ----------------- -------------- ----------------
Paul  Intlekofer              0             0              626,666           433,334       $160,166         $116,334
----------------------- --------------- ---------- ---------------- ----------------- -------------- ----------------
Gail Montgomery               0             0            1,181,666            71,334       $107,333         $162,917
----------------------- --------------- ---------- ---------------- ----------------- -------------- ----------------
Benjamin T. Sporn             0             0              454,500            18,000        $51,750         $  --0--
----------------------- --------------- ---------- ---------------- ----------------- -------------- ----------------

Pension Plans

Nutrition 21, Inc.

      On August 3, 2004, Burns Philp advised the Company that no further pension benefits will be earned for services performed or compensation paid on or after September 19, 2004. Eligible employees of the Company were, until September 19, 2004, entitled to participate and to accrue benefits in the AB Mauri Food Inc. Retirement Plan, a non-contributory pension plan (the "Pension Plan") maintained by AB Mauri Food Inc. Service with the Company after September 19, 2004 will be considered solely for purposes of vesting and for determining eligibility for early retirement benefits. Ms. Montgomery and Mr. Sporn are fully vested in the Pension Plan. Mr. Intlekofer will vest in the Pension Plan in September 2007 if he is then employed by the Company. Ms. Montgomery will receive approximately $14,000 in annual benefits under the Pension Plan at age 65. If Mr. Intlekofer vests in the Pension Plan, he will receive approximately $5,900 in annual benefits under the Plan at age 65. Commencing January 1, 2005, Mr. Sporn is receiving $26,731 annual pension under the Pension Plan, that will continue after his death for the life of his wife.

Director Compensation

      During the fiscal year ended June 30, 2005, non-management Directors each received a quarterly director's fee of $1,800 and the Chairman of the Board received a quarterly director's fee of $3,600. Each non-management Director also received $500 for each meeting of the Board attended in person, $250 for each meeting of the Board attended telephonically, and each received options to acquire 15,000 shares of Common Stock during the fiscal year ended June 30, 2005, at an exercise price of $1.02. Effective July 1, 2005, each non-management Director will receive a quarterly director's fee of $2,500 and the Chairman of the Board will receive a quarterly director's fee of $3,750. Each non-management Director will also receive $750 for each board meeting, $300 for each committee meeting, and, on the third day after the Annual Meeting, options to purchase 25,000 shares of Common Stock. Upon joining the board, each non-management Director receives options to purchase 20,000 shares of Common Stock.

NOMINATING COMMITTEE

      The Company does not have a standing Nominating Committee or a Nominating Committee Charter. Due to the size of the Company and the resulting efficiency of a Board of Directors that is also limited in size, as well as the lack of turnover in the Company's Board of Directors, the Board of Directors has determined that it is not necessary or appropriate at this time to establish a separate Nominating Committee. Potential candidates are discussed by the entire Board of Directors, and director nominees are selected by Board of Director resolution subject to the recommendation of a majority of the independent directors. All of the nominees recommended for election to the Board of Directors at the Annual Meeting are directors standing for re-election. Although the Board of Directors has not established any minimum qualifications for director candidates, when considering potential director candidates, the Board considers the candidate's character, judgment, diversity, skills, including financial literacy, and experience in the context of the needs of the Company and the Board of Directors. In fiscal year 2005, the Company did not pay any fees to any third party to assist in identifying or evaluating potential nominees.

      The Board of Directors will consider director candidates recommended by the Company's shareholders in a similar manner as those recommended by members of management or other directors, provided the shareholder submitting such nomination has provided such recommendation on a timely basis as described in "Proposals of Shareholders" and "Notice Required to Bring Business Before an Annual Meeting" below. To date, the Company has not received any recommended nominees from any non-management shareholder or group of shareholders that beneficially owns more than five percent of its voting stock.

COMPENSATION COMMITTEE

      The Board of Directors has a Compensation Committee which consists of independent directors John L. Cassis, Audrey T. Cross, and John H. Gutfreund. The Compensation Committee held two meetings during the fiscal year ended June 30, 2005.

Compensation Committee Interlocks and Insider Participation

      The Board of Directors determines executive compensation taking into consideration recommendations of the Compensation Committee. No member of the Company's Board of Directors is an executive officer of a company whose compensation committee or board of directors includes an executive officer of the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Compensation Committee (the "Compensation Committee") of the Board of Directors of the Company is responsible for developing, and recommending to the Board of Directors, the Company's compensation policies for executives of the Company. The goals of the Company's compensation policy are to (i) offer competitive compensation that will attract and retain the type of high caliber executives necessary to achieve the Company's business objectives and (ii) align the interests of executives with the long-term interests of the Company and its shareholders. The Company has primarily used base salary and, in some instances, bonuses and stock options to meet these goals. The Compensation Committee believes that there is necessarily an element of subjectivity in establishing compensation levels for the Company's executives and to date has not followed specific objective performance criteria when establishing such compensation levels.

      The compensation paid in the fiscal year ended June 30, 2005, to the Company's Chief Executive Officer and the Company's Chief Financial Officer named in the Summary Compensation Table above consisted of base salary pursuant to employment agreements then in effect and discretionary bonuses. The compensation level for each of these executives in the fiscal year ended June 30, 2005, was based on the Compensation Committee's evaluation of a number of factors, including the executive's position and responsibilities, service and accomplishments and present and future value to the Company.

                                             Members of the Compensation/Stock
                                             Option Committee
                                             John L. Cassis
                                             Audrey T. Cross
                                             John H. Gutfreund

AUDIT COMMITTEE

      The Company has a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. Serving on the Committee are P. George Benson, Warren. D. Cooper and John. H. Gutfreund. The Board of Directors has determined that it has an audit committee financial expert serving on the audit committee, John H. Gutfreund. Mr. Gutfreund is an independent director as defined in Item 7(d)(3)(iv) of Schedule 14A. The function of the Audit Committee is to make recommendations concerning the selection each year of an independent registered public accounting firm, to review the effectiveness of the Company's internal accounting methods and procedures, to consider whether the principal accountant's provision of non-audit services is compatible with maintaining the principal accountant's independence and to determine through discussions with the independent registered public accounting firm whether any instructions or limitations have been placed upon them in connection with the scope of their audit or its implementation. The Audit Committee met four times during the fiscal year ended June 30, 2005. The Board of Directors has determined that the members of the Audit Committee are "independent" as defined in NASDAQ Stock Market's Marketplace Rule 4200.

                          REPORT OF THE AUDIT COMMITTEE

      The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

      The responsibilities of the Audit Committee, which are set forth in the Audit Committee Charter, include providing oversight to the Company's financial reporting process through periodic meetings with the Company's independent registered public accounting firm and management to review accounting, auditing, internal controls and financial reporting matters. The Audit Committee is also responsible for the appointment, compensation and oversight of the Company's independent registered public accounting firm. The management of the Company is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The Audit Committee, in carrying out its role, relies on the Company's senior management, including senior financial management, and its independent registered public accounting firm.

      The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Audit Committee's charter. To carry out its responsibilities, the Audit Committee met four times during fiscal year 2005.

      The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities relating to the quality and integrity of the Company's financial reports and financial reporting processes and systems of internal controls. Management of the Company has primary responsibility for the Company's financial statements and the overall reporting process, including maintenance of the Company's system of internal controls. The Company retains an independent registered public accounting firm who is responsible for conducting an independent audit of the Company's financial statements, in accordance with standards of the Public Company Accounting Oversight Board (United States), and issuing a report thereon.

      In performing its duties, the Audit Committee has reviewed and discussed the audited financial statements with management and the Company's independent registered public accounting firm. The Audit Committee has also discussed with the Company's independent registered public accounting firm, the matters required to be discussed by Statement of Auditing Standards ("SAS") No. 61, "Communications with Audit Committee." SAS No. 61 requires an independent registered public accounting firm to provide the Audit Committee with additional information regarding the scope and results of their audit of the Company's financial statements, including with respect to (i) their responsibility under auditing standards generally accepted in the United States of America, (ii) significant accounting policies, (iii) management judgments and estimates, (iv) any significant audit adjustments, (v) any disagreements with management, and
(vi) any difficulties encountered in performing the audit. In addition, the Audit Committee received written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Statement No. 1, "Independence Discussions with Audit Committees." The independent registered public accounting firm has discussed its independence with the Audit Committee, and has confirmed to us that, in its professional judgment, it is independent of the Company within the meaning of the federal securities laws

      On the basis of the foregoing reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2005, for filing with the Securities and Exchange Commission. The Audit Committee has also recommended, subject to shareholder approval, the selection of the Company's independent registered public accounting firm.

                                             AUDIT COMMITTEE

                                             P. George Benson
                                             Warren D. Cooper
                                             John H. Gutfreund

Code of Ethics

      The Company has adopted (i) Standards of Business Conduct ("Standards") and (ii) Business Conduct and Compliance Program ("Program") that includes its code of ethics. The Standards and Program are posted on the Company's website: www.nutrition21.com. After accessing the Company's website, click on Investor Relations and then on Shareholder Information. Any amendments or waivers will be posted on the Company's website.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on review of the copies of such forms furnished to the Company, or written representations that no filings were required, the Company believes that during the period from July 1, 2004 through June 30, 2005, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with.

                                PERFORMANCE GRAPH

      The following graph compares the cumulative total return on a hypothetical investment made on June 30, 2000 through June 30, 2005 (assuming reinvestment of dividends) in (a) the Company's Common Stock; (b) all NASDAQ stocks and (c) all pharmaceutical companies listed on NASDAQ. Pharmaceutical companies represent the industry grouping for which information was readily available which is most comparable to the Company. The graph shows how a $100 investment would increase or decrease in value over time, based on dividends (stock or cash) and increases or decreases in the market price of the stock and each of the indexes.

           Date        Nutrition 21   NASDAQ    NASDAQ Pharmaceutical
           ----        ------------   ------    ---------------------

        6/30/2000           100          100              100
        6/29/2001         37.26        63.89            84.18
        6/28/2002          19.6        43.52            49.47
        6/30/2003         14.71        48.32            68.42
        6/30/2004         19.61        60.91            76.27
        6/30/2005         20.26        61.57            51.99

      Principal Shareholders and Share Ownership of Directors and Officers.

      The following table sets forth, as of September 17, 2005, information regarding the beneficial ownership of the Company's Common Stock based upon the most recent information available to the Company for (i) each person known by the Company to own beneficially more than five (5%) percent of the Company's outstanding Common Stock, (ii) each of the Company's executive officers and directors, and (iii) all executive officers and directors of the Company as a group. Unless otherwise indicated, each shareholder's address is c/o the Company, 4 Manhattanville Road, Purchase, New York 10577-2197.


                   Shares Owned Beneficially and of Record (1)

Name and Address                          No. of Shares      % of Class

P. George Benson (2)                          115,000             *

John L. Cassis (3)                          1,999,037             4.99

Warren D. Cooper (4)                           55,000             *

Audrey T. Cross (5)                           139,000             *

John H. Gutfreund (6)                         235,000             *

Paul Intlekofer (7)                         1,073,716             2.74

Gail Montgomery (8)                         1,760,812             4.43

Marvin Moser (9)                              210,000             *

Wyeth (10)                                  3,478,261             9.12
Giralda Farms
Madison, NJ 07940

[ ] All Executive Officers and Directors    5,587,565             13.51
as a Group (8 persons) (11)

-------------------------------
* Less than 1%

(1) Unless otherwise indicated, each person has sole investment and voting power with respect to the shares indicated. For purposes of this table, a person or group or group of persons is deemed to have "beneficial ownership" of any shares as of a given date, which such person has the right to acquire within 60 days after such date. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any security which such person or group of persons has the right to acquire within 60 days after such date is deemed to be outstanding for the purposes of computing the percentage ownership of such person or persons, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2) Includes 105,000 shares issuable upon exercise of currently exercisable options under the Company's Stock Option Plans.

(3) Consists of 1,989,037 shares of Common Stock issuable on conversion of 2,493 shares of Preferred Stock owned by affiliates of Mr. Cassis and 10,000 shares issuable upon exercise of currently exercisable options under the Company's Stock Option Plans. Does not include 404,262 additional shares of Common Stock that are issuable to these affiliates on conversion of 507 additional shares of Preferred Stock subject to a restriction (the "4.99% Restriction") that limits the right of a holder to convert Preferred Stock and to exercise Warrants if beneficial ownership of the holder and its affiliates would exceed 4.99% of the shares of Common Stock that would then be outstanding after giving effect to such conversion or exercise. Also does not include 921,456 additional shares of Common Stock that these affiliates may acquire upon exercise of Warrants that are exercisable commencing October 1, 2005 subject to the 4.99% Restriction. Mr. Cassis disclaims beneficial ownership of the securities referred to in this footnote except to the extent of his pecuniary interest in these securities

(4) Consists of shares issuable upon exercise of currently exercisable options under the Company's Stock Option Plans.

(5) Includes 135,000 shares issuable upon exercise of currently exercisable options under the Company's Stock Option Plans.

(6) Includes 85,000 shares issuable upon exercise of currently exercisable options under the Company's Stock Option Plans.

(7) Includes 1,026,666 shares issuable upon exercise of currently exercisable options under the Company's Stock Option Plans.

(8) Includes 1,575,000 shares issuable upon exercise of currently exercisable options under the Company's Stock Option Plans.

(9) Includes 175,000 shares issuable upon exercise of currently exercisable options under the Company's Stock Option Plans.

(10) Formerly American Home Products Corporation.

(11) Includes 3,166,666 shares issuable upon exercise of currently exercisable options under the Company's Stock Option Plans.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      On December 12, 1996, the Company completed the sale of its UK-based food ingredients subsidiary, Aplin & Barrett Limited ("A&B"), to Burns Philp & Company Limited ("BP") for $13.5 million in cash and the return to the Company of 2.42 million shares of the Company's Common Stock held by BP. The sale included the Company's nisin-based food preservative business. In connection with the transaction, the Company and A&B entered into two License Agreements. Pursuant to the first License Agreement, the Company is exclusively licensed by A&B for the use of nisin generally in pharmaceutical products and animal healthcare products. Pursuant to the second License Agreement, A&B is exclusively licensed by the Company generally for the use of nisin as a food preservative and for food preservation. As long as BP owns at least 20% of the Company's outstanding common stock, BP is entitled to nominate one member for election to the Company's Board. BP has not nominated a member for election to the Company's Board. The amount of consideration for the sale was arrived at through arms-length negotiation and a fairness opinion was obtained. As of June 30, 2004, BP owned 7,763,837 shares of Common Stock, which amounted to 20.44% of the outstanding common stock. As of August 3, 2004, BP owned 7,327,237 shares of Common Stock, which amounted to 19.29% of the outstanding common stock, and is no longer entitled to nominate a director. During the fiscal year 2005, BP sold in a private placement, all of its remaining shares of Common Stock.


                                   PROPOSAL 2

          RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
                                ACCOUNTING FIRM

Background

At a meeting held on July 29, 2003, the Audit Committee of the Board of Directors of the Company approved the engagement of J. H. COHN LLP as its independent registered public accounting firm for the fiscal year ending June 30, 2003 to replace the firm of Ernst & Young LLP, who was dismissed as auditors of the Company effective July 31, 2003. Prior to engaging J. H. COHN LLP, the Company did not consult with its independent registered public accounting firm regarding any matter under the circumstances described in Item 304(a)(2) of Regulation S-K.

The audit reports of Ernst & Young LLP on the consolidated financial statements of Nutrition 21, Inc. and subsidiaries as of and for the years ended June 30, 2002 and 2001, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. There were no disagreements between the Company and Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to Ernst & Young LLP's satisfaction, would have caused Ernst & Young LLP to make reference to the subject matter of such disagreements in connection with its report.

General

      Our Board of Directors has appointed J. H. COHN LLP as its independent registered public accounting firm to audit and review the financial statements of our Company for the fiscal year ending June 30, 2006, subject to ratification by the shareholders.

      In the event that the shareholders fail to ratify this reappointment, other independent registered public accounting firms will be considered upon recommendation of the Audit Committee. Even if this reappointment is ratified, our Board of Directors, in its discretion, may direct the appointment of a new independent registered public accounting firm at any time during the year, if the Board believes that such a change would be in the best interest of our Company and its shareholders.

      A representative of J. H. COHN LLP is expected to be present at the annual meeting and will be available to respond to appropriate questions.

Information Concerning Fees Paid to Independent Registered Public Accounting Firms for the Fiscal Years Ended June 30, 2005 and 2004.

Set forth below is certain information concerning audit and related services rendered to the Company by J. H. Cohn LLP for the fiscal years ended June 30, 2005 and 2004. As indicated below, in addition to reviewing financial statements, J. H. Cohn LLP provided other services in the fiscal years ended June 30, 2005 and 2004. The Audit Committee has determined that the provision of these other services is compatible with maintaining the independence of the firm.

Audit Fees. In the fiscal years ended June 30, 2005 and June 30, 2004, J. H. Cohn LLP billed the Company $102,000 and $95,000, respectively, for audit services.

Audit related fees. In the fiscal years ended June 30, 2005 and June 30, 2004,
J. H. Cohn LLP billed the Company $21,000 and $9,000, respectively, for services related to registrations on Forms S-3 and S-8. In the fiscal year ended June 30, 2005, Ernst & Young LLP billed the company $22,500 for services related to registration on Forms S-3 and S-8.

Tax Fees. In the fiscal years ended June 30, 2005 and June 30, 2004, J. H. Cohn LLP billed the Company $24,000 and $20,000, respectively, for tax compliance services.

All other fees.    None

Audit Committee Pre-Approval Policies and Procedures.

The Audit Committee is directly and solely responsible for oversight, engagement and termination of any independent registered public accounting firm employed by the Company for the purpose of preparing or issuing an audit report or related work.

The Committee (i) meets with the independent registered public accounting firm prior to the audit and discusses the planning and staffing of the audit; (ii) approves in advance the engagement of the independent registered public accounting firm for all audit services and non-audit services and approves the fees and other terms of any such engagement; (iii) obtains periodically from the independent registered public accounting firm a formal written statement of the matters required to be discussed by Independent Standards Board Statement No. 1, and, in particular, describing all relationships between the auditor and the Company; (iv) discusses with the independent registered public accounting firm any disclosed relationships or services that may impact auditor objectivity and independence; and (v) conducts periodic meetings with the independent registered public accounting firm regarding maters required to be discussed under Statements on Auditing Standards No. 61, as amended.

Voting

      Ratification of the reappointment of J. H. COHN LLP as its independent registered public accounting firm to audit the financial statements of our Company for the fiscal year ending June 30, 2006, requires the affirmative vote of a majority of the votes cast on the matter. Abstentions, broker non-votes, and shares not represented at the meeting will not be counted for purposes of determining whether such ratification has been approved.

      The Board of Directors unanimously recommends that you vote FOR such ratification designated as Proposal 2 on the enclosed proxy card.

                                  OTHER MATTERS
Expense Of Solicitation

      The cost of soliciting proxies, which also includes the preparation, printing and mailing of this Proxy Statement, will be borne by the Company. Solicitation will be made by the Company primarily through the mail, but regular employees of the Company may solicit proxies personally, by telephone or telegram. The Company has no contract or arrangement with any party in connection with the solicitation of proxies. The Company will request brokers and nominees to obtain voting instructions of beneficial owners of stock registered in their names and will reimburse them for any expenses incurred in connection therewith.

Shareholder Communications With the Board of Directors

      Generally, shareholders who have questions or concerns regarding the Company should contact our Investor Relations department at 914-701-4545. However, shareholders may communicate with the Board of Directors by sending a letter to Board of Directors of Nutrition 21, Inc., c/o Corporate Secretary, 4 Manhattanville Road, Purchase, NY 10577. Any communications must contain a clear notation indicating that it is a "Shareholder--Board Communication" or a "Shareholder--Director Communication" and must identify the author as a shareholder. The office of the Corporate Secretary will receive the correspondence and forward appropriate correspondence to the Chairman of the Board or to any individual director or directors to whom the communication is directed. The Company reserves the right not to forward to the Board of Directors any communication that is hostile, threatening, illegal, does not reasonably relate to the Company or its business, or is similarly inappropriate. The office of the Corporate Secretary has authority to discard or disregard any inappropriate communication or to take any other action that it deems to be appropriate with respect to any inappropriate communications

Proposals Of Shareholders

Notice Required to Include Proposals in Our Proxy Statement

      We will review for inclusion in next year's proxy statement shareholder proposals received by June 2, 2006. All proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy statement. Proposals should be sent to Nutrition 21, Inc., 4 Manhattanville Road, Purchase, NY 10577 Attention: Benjamin T. Sporn, Secretary.

Notice Required to Bring Business Before an Annual Meeting

      Our by-laws establish an advance notice procedure for shareholders to make nominations of candidates for election of director or to bring other business before an annual meeting. Under these procedures, a shareholder that proposes to nominate a candidate for director or propose other business at the fiscal year 2006 annual meeting of shareholders, must give us written notice of such nomination or proposal not less than 60 days and not more than 90 days prior to the scheduled date of the meeting (or, if less than 70 days' notice or prior public disclosure of the date of the meeting is given, then not later than the 15th day following the earlier of (i) the date such notice was mailed or (ii) the day such public disclosure was made). Such notice must provide certain information as specified in our by-laws and must be received at our principal executive offices by the deadline specified above.

Other Matters

      The Board of Directors of our Company does not know of any matter to be presented for action at the meeting other than the proposals described herein. If any other matters not described herein should properly come before the meeting for stockholder action, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in respect thereof in accordance with the board of directors' recommendations.

PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

Dated: Purchase, New York, September 30, 2005
By Order of the Board of Directors

BENJAMIN T. SPORN, Secretary

                               NUTRITION 21, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                  November 3, 2005                  10:00 AM

      The undersigned hereby appoints Gail Montgomery and Benjamin T. Sporn, or either of them, as proxy, with full power of substitution and revocation, to vote on behalf of the undersigned all shares of Common Stock of Nutrition 21, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held November 3, 2005 or any adjournments thereof.

      1.    ELECTION OF DIRECTORS

            FOR all the nominees listed below
            (except as marked to the contrary below)  [ ]

            WITHHOLD AUTHORITY
            To vote for all nominees listed below     [ ]


      (INSTRUCTION: To WITHHOLD authority to vote for any individual nominee, mark the box next to the nominee's name below.)

      P. George Benson                   [ ]

      John L. Cassis                     [ ]

      Warren D. Cooper                   [ ]

      Audrey T. Cross                    [ ]

      John H. Gutfreund                  [ ]

      Gail Montgomery                    [ ]

      Marvin Moser                       [ ]


      The Board of Directors recommends a vote FOR the following:

      2. RATIFICATION OF APPOINTMENT OF J. H. COHN LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2006.

      FOR   [ ]           AGAINST   [ ]          ABSTAIN    [ ]

                  (Continued and to be signed on reverse side)

In his or her discretion, the proxy is authorized to vote upon such other business as may properly come before the meeting or any adjournment(s) thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED TO ELECT MSES. CROSS AND MONTGOMERY, AND MESSRS. BENSON, CASSIS, COOPER, GUTFREUND, AND MOSER, AS DIRECTORS; AND TO APPROVE THE APPOINTMENT OF J. H. COHN LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2006.


Dated: ________________________


_______________________________
Signature

_______________________________
Signature if held jointly


      (Please sign exactly as ownership appears on this proxy. Where stock is held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.)

                           Please mark, date, sign and
                   return this Proxy in the enclosed envelope.











                                       2